Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-82124-03 and 333-82124-02) of Mediacom Broadband LLC and Mediacom Broadband Corporation of our report dated [March 15, 2006], relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 30, 2006

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